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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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9 Old Lincoln Highway
Malvern, PA 19355

 NOTICE OF ANNUAL MEETING
To Be Held on May 23, 2019

TO THE SHAREHOLDERS OF MERIDIAN CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Meridian Corporation (the "Corporation") will be held at 9 Old Lincoln Highway, Malvern, Pennsylvania, 19355 at 10:00 a.m., Thursday, May 23, 2019, for the purpose of considering and acting upon the following proposals:

  (1)
  to elect three (3) directors as "Class B" directors of the Board, to serve a three-year term expiring in 2022;

  (2)
  to ratify the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2019;

  (3)
  to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on March 29, 2019 (the "Record Date") are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

        Additional financial information relating to Meridian Corporation is contained in our audited financial statements for the fiscal year ended December 31, 2018 and report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS
Michael Curry, Corporate Secretary

Malvern, Pennsylvania
April 10, 2019

        You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail your proxy card promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. You may also vote by telephone or electronically via the internet. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for under the heading "Solicitation and Voting of Proxies" on the initial page of the enclosed proxy statement.

PROXY STATEMENT
2019 ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished to shareholders of Meridian Corporation (the "Corporation" or "Meridian") in connection with the solicitation by the Board of Directors, on behalf of the Corporation, of proxies to be used at the Corporation's Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Corporation's principal executive offices located at 9 Old Lincoln Highway, Malvern, Pennsylvania, 19355 on May 23, 2019 at 10:00 a.m., and at any adjournments thereof.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

        We provided these proxy materials because the Board of Directors of Meridian Corporation is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return your proxy card. You may also vote by telephone or electronically via the internet. We mailed this proxy statement, the accompanying proxy card, and our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2018, to all shareholders of record entitled to vote at the Annual Meeting. The information contained in this proxy statement is as of April 10, 2019. These proxy materials are first being mailed to shareholders on or about April 12, 2019.

Who is entitled to vote at the Annual Meeting?

        To be able to vote, you must have been a shareholder on March 29, 2019, the record date on which we determined shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the close of business on the Record Date, Meridian had 6,406,996 shares of common stock issued and outstanding.

        Shareholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

        Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent.    If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

        As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

        There are two matters scheduled for a vote at the Annual Meeting: (1) the election of three "Class B" members of the Board of Directors to hold office until our 2022 Annual Meeting of Shareholders; and (2) the ratification of the appointment of KPMG, LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2019.

How many votes do I have?

        Each holder of common stock is entitled to one (1) vote per share held. There is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns 10 shares of common stock and nominations have been made for three director positions, he or she may cast up to 10 votes for each of the positions to be elected. As of the Record Date, a total of 6,406,996 votes may be cast at the Annual Meeting.

What is a quorum?

        For a proposal to be considered at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Abstentions and "broker non-votes" (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote in person at the meeting. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date. If a meeting to elect directors is adjourned twice, those who attend the second adjourned meeting will be a quorum for the purpose of electing directors, even though they are less than a normal quorum.

        At any adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.

What vote is required?

        For the election of directors, the candidates receiving the highest number of "For" votes, in person or by proxy, up to the number of directors to be elected, shall be elected.

        For the proposal to ratify the appointment of KPMG, LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2019, "For" votes must be received by a majority of the votes cast in person or by proxy.

How do I vote?

        For the election of directors, you may either vote "For" each of the three nominees or you may "Withhold" your vote for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows.

        Shareholder of Record: Shares Registered in Your Name.    If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

        To vote by proxy, simply complete, sign, and date the accompanying proxy card. Return it promptly in the envelope provided. You may also vote by telephone or electronically via the internet. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

        Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent.    If your shares are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Simply complete and mail the voting instruction card to ensure that your vote is counted.

        If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (for example, your broker) and bring it with you. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I return a proxy card but do not make specific choices?

        If you are a registered shareholder and return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominees for director in "Class B" and in favor of the all items being approved or ratified. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

        If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my vote(s) be counted?

        Votes will be counted by the judge of elections appointed for the Annual Meeting. The judge of elections will separately count "For" and "Withhold" for the election of each director. The judge of election will also count "For" and "Against" votes for any proposals other than the election of directors. The judge of elections will also count any abstentions and broker non-votes on each matter. Abstentions and broker non-votes will have no effect on the outcome of the election of a director or any other proposal.

        If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account, including instructions on how to instruct your broker, bank, or other agent to vote your shares, and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters as determined in accordance with the Nasdaq Capital

Market. A "broker non-vote" results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee may not have discretionary voting power with respect to Proposal No. 1 to be considered at this meeting. You may not vote shares held in street name at the Annual Meeting unless you obtain a legal proxy from that organization holding your account.

Can I change my vote after I have voted?

        Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  1.
  You may submit another properly completed proxy with a later date.

  2.
  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355.

  3.
  You may attend the Annual Meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How and when may I submit a shareholder proposal for the 2020 Annual Meeting of Shareholders?

        If you wish to present a proposal for consideration at our 2020 Annual Meeting of Shareholders and you want it to be included in our proxy statement and form of proxy card for that meeting in accordance with the rules of the Securities and Exchange Commission, you must send written notice of your proposal to our Corporate Secretary so that we receive it no later than December 30, 2019. If you want to present a proposal at the Annual Meeting but do not want it in our proxy materials, the proposal may be brought before the Annual Meeting so long as we receive notice of the proposal 5 days prior to the meeting, as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than the above date.

        Whether or not you want us to include a proposal in our proxy statement, you must give written notice of the proposal to our Corporate Secretary no later than 5 days before the scheduled date of our 2020 Annual Meeting.

        To be eligible for consideration at the meeting, your notice of the proposal must state in writing:

  (i)
  a brief description of the proposal, you are presenting it and why it should be adopted;

  (ii)
  your name and address as they appear on our shareholder records;

  (iii)
  the class and number of our shares you own, in your name or beneficially in another name and;

  (iv)
  any material interest you have in connection with the proposal or its adoption.

        The chairperson of the meeting may determine whether a proposal was made in accordance with this required procedure. If the chairperson decides that the proposal was not made properly, the chairperson will state that at the meeting and the defective proposal will be disregarded and laid over for action at the next shareholder meeting that is held at least 30 days after the meeting where the proposal was rejected for this reason.

        If a shareholder proposal is presented at the 2020 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on March 6, 2020. Pursuant to SEC Rule 14a-4(c)(2), if we receive timely notice of a proposal, our management proxies may still exercise discretion to vote on a matter if permitted by that rule and if we include in our proxy statement for the meeting a description of the matter and how the management proxies intend to exercise their discretion to vote.

How may I communicate with the Board of Directors?

        Please send any shareholder proposals or notices of proposals, any nominations for director, and any shareholder communications in writing, addressed to our Board of Directors, to our Corporate Secretary at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355. The Corporate Secretary will relay shareholder communications to Board members.

Who will bear the cost of soliciting proxies?

        We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing, and distribution of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by our directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported on Form 8-K to the Securities and Exchange Commission within four business days of the Annual Meeting.

What is the recommendation of the Board of Directors?

        If you are the record holder of your shares and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

        The Board of Directors recommends a vote "FOR" Proposal No. 1, to elect George C. Collier, Robert T. Holland, and Denise Lindsay as "Class B" directors to serve until the 2022 Annual Meeting of shareholders or until their successors are duly elected and qualified; and "FOR" Proposal No. 2, to ratify the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2019. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of April 10, 2019, Meridian had 6,406,996 shares of common stock issued and outstanding. The following is information with respect to the beneficial ownership of Meridian common stock as of April 10, 2019 by each person or entity known by us to be beneficial owner of more than 5% of outstanding common stock, each of the executive officers of Meridian, each director, and all directors and executives officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and information supplied to us by such person or entity. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address for each shareholder listed below is c/o Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19335.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percentage of Class
Christopher J. Annas	255,592		3.99%
Joseph L. Cafarchio	13,559		0.21%
Robert M. Casciato	72,016		1.12%
George C. Collier	9,157		0.14%
Robert T. Holland	26,213		0.41%
Edward J. Hollin	22,300		0.35%
Anthony Imbesi(4)	183,194		2.86%
Charles D. Kochka	10,366		0.16%
Denise Lindsay	37,856		0.59%
Randy J. McGarry	2,000		0.03%
Kenneth H. Slack	31,734		0.50%
Current Directors, Nominees & Executive Officer as a Group (11 persons)	663,987		10.36%
Principal Shareholders (not otherwise named above)
Basswood Capital Management, LLC(5)	612,310	*	9.56%
The Banc Funds Company, LLC(6)	451,516	*	7.05%
EJF Capital LLC(7)	363,905	*	5.68%
Ategra Capital Management(8)	324,594	*	5.07%

(1)
Includes shares which may be held in IRAs for which the named individual has the power to vote the shares. Beneficial ownership does not include the unvested portion of stock awards due to lack of voting and disposition power, unless such award will vest within sixty days of April 10, 2019.

(2)
Shares noted with * represent beneficial ownership as of December 31, 2018.

(3)
Includes options, currently exercisable or exercisable within sixty days of April 10, 2019, to purchase the following shares of common stock: 53,375 shares for Mr. Annas, 8,760 shares for Mr. Cafarchio, 3,937 shares for Mr. Casciato, 3,937 shares for Mr. Collier, 3,937 shares for Mr. Holland, 1,312 shares for Mr. Hollin, 3,937 shares for Mr. Imbesi, 17,998 shares for Ms. Lindsay, 6,056 shares for Mr. Kochka, 1,000 shares for Mr. McGarry, and 3,937 shares for Mr. Slack.

(4)
Mr. Imbesi's beneficial ownership includes interests owned by Patriarch Investments LP, for which he owns 24.9975% and is the trustee.

(5)
The address of Basswood Capital Management LLC is 645 Madison Avenue, New York, New York, 10022.

(6)
The address of the Banc Funds Company LLC is 20 North Wacker Drive, Chicago, Illinois, 60606.

(7)
The address of EJF Capital LLC is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

(8)
The address of Ategra Capital Management is 8229 Boone Blvd, Suite 305, Vienna, Virginia 22182.

 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

        The Bylaws of Meridian Corporation provide that its business and affairs shall be managed by a Board of not less than five (5) and no more than fifteen (15) persons. Meridian's Board, as provided in its Bylaws, presently consists of eight (8) members divided into three (3) classes. Also provided in its Bylaws, at every annual meeting of Meridian, the shareholders will be asked to vote for each of the directors by class up for election. Each director, when elected, will hold office for a three year term until a successor is elected and qualified. If any nominee should die, resign or become disqualified, the vacancy may be filled as determined by the remaining members of the Board in accordance with the Bylaws of Meridian.

        There is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns ten (10) shares of common stock and nominations have been made for three director positions, he or she may cast up to ten (10) votes for each of the three positions to be elected.

        The election of each director requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting.

        Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted "FOR" the election of the nominees named below.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
ELECTION OF THE THREE NOMINEES NAMED BELOW

        Set forth below is certain information as of March 29, 2019 concerning the nominees for election as director and each other member of the Corporation's Board of Directors. The persons nominated have consented to serve, and have served previously as Directors of Meridian Corporation.

        The following individuals have been nominated by the Board for election at the Annual Meeting as "Class B" directors of the Board, to serve a three-year term expiring in 2022:

        George C. Collier (Age 72)—Mr. Collier is the Executive Vice President, Chief Financial Officer and Director of Streamlight, Inc., a leading manufacturer of high-performance lighting equipment for professional firefighting, law enforcement, industrial and outdoor applications. Mr. Collier is active in the National Fallen Firefighters and Concerns of Police Survivors (COPS) organizations, which are national support groups for survivors of firefighters and policemen who have died on the job. Mr. Collier has served as a director of the Corporation since 2004. The Board believes that Mr. Collier's managerial and financial experience, as well as his connections and knowledge of the communities the Corporation serves, provide him the qualifications and skills to serve as a Meridian Corporation director.

        Robert T. Holland (Age 70)—Mr. Holland is the Corporation's Lead Independent Director. He is the Principal of the Holland Advisory Group, LLC, a management consulting firm, and is a Group Chair with Vistage International, a CEO mentoring and coaching organization. Mr. Holland founded c.p. Allstar Corporation, a manufacturer of garage door and gate openers and remote radio control devices in 1997 and sold the business in 2007. Prior to starting c.p. Allstar Corporation, Mr. Holland was the Chief Financial Officer of a publicly traded diversified manufacturing company for seven years. Prior to that time, Mr. Holland was a managing partner in MacDade Abbott & Co., a regional accounting firm headquartered in Paoli, PA, for 15 years. Mr. Holland served on the West Goshen Planning Commission for 28 years and serves on the West Goshen Pension Board. He holds board positions for several not for profit and charitable organizations. Mr. Holland is a Certified Public

Accountant and member of the AICPA and PICPA. Mr. Holland has served as a director of the Corporation since 2004. The Board believes that Mr. Holland's extensive managerial experience, including his financial accounting background and experience, provides the qualifications and skills for him to serve as a Meridian Corporation director.

        Denise Lindsay (Age 52)—Ms. Lindsay is the Executive Vice President and Chief Financial Officer of the Corporation. Ms. Lindsay is responsible for financial reporting, investor relations, risk management, asset-liability management, treasury, forecasting and budgeting. Before joining the Corporation, Ms. Lindsay was the Vice President and Controller of DNB First from 1992 to 2004. Prior to that time she was a Senior Accountant for KPMG, LLP. Ms. Lindsay serves as Chairman of the Board of Advisors for the Upper Main Line YMCA and in that capacity also serves on the Board of the YMCA of Greater Brandywine. Ms. Lindsay is a former member of the Advisory Board of the Federal Home Loan Bank—Philadelphia region. Ms. Lindsay has over 25 years' experience in bank financial management, is a Certified Public Accountant, a member of the Financial Managers Society and PICPA as well as a member of the Women in Banking Committee of the Pennsylvania Bankers Association. Ms. Lindsay has served as a director of the Corporation since 2009. The Board believes that Ms. Lindsay's financial, business and public accounting experience, as well as her career in banking, provides the qualifications and skills for her to serve as a Meridian Corporation director.

  Directors Continuing in Office

        Christopher J. Annas (Age 63)—Mr. Annas is the founder, Chairman, President and CEO of the Corporation. Prior to starting Meridian, Mr. Annas was the President, CEO and co-founder of Stonebridge Bank, West Chester, PA. Mr. Annas has over 30 years of banking experience in various commercial lending capacities. Prior to Stonebridge, Mr. Annas served as Regional Vice President for Summit Bank, leading the small business lending effort in the Delaware Valley. During his tenure at Summit Bank, he managed their large corporate lending effort in Pennsylvania and Southern New Jersey, as well as their media communications business nationally. Mr. Annas currently serves on the Foundation Board of Paoli Hospital and on the Community Bank Council of the American Bankers Association. He is a former board member of the Chester County Chamber of Business and Industry and former board member of the Peoples Light and Theatre. Mr. Annas has served as a director of the Corporation since 2004. The Board believes that Mr. Annas' career in banking, including his position as Chairman, President and CEO of the Corporation, gives him the qualifications and skills to serve as a Meridian Corporation director.

        Robert M. Casciato (Age 67)—Mr. Casciato is a founding partner of Alliance Environmental Systems, Inc., a West Chester company that was established in 1994. Alliance Environmental provides environmental remediation, selective demolition, structural demolition and asbestos abatement in the Mid-Atlantic region. Alliance was named Business of the Year in 2003 by the Chamber of Commerce of Greater West Chester. Mr. Casciato is also a partner in the RMC/SDI Real Estate Partnership, located in West Chester, specializing in brownfields redevelopment in Chester County. Mr. Casciato is the past Treasurer of the French and Pickering Creeks Conservation Trust. Mr. Casciato has served as a director of the Corporation since 2004. The Board believes that Mr. Casciato's expertise in environmental matters and the real estate industry, along with his years of service as a director of the Corporation, provides the qualifications and skills for him to serve as a Meridian Corporation director.

        Edward J. Hollin (Age 65)—Mr. Hollin is shareholder, member of the executive committee and chief operating officer of Riley Riper Hollin & Colagreco, a suburban Philadelphia law firm headquartered in Exton, Pennsylvania. Founded in 1984, Riley Riper Hollin & Colagreco focuses its practice on real estate, commercial transactions, litigation, labor law and estate and business planning, representing some of the largest homebuilders and commercial real estate developers in the country, as well as a variety of financial institutions and entrepreneurs. Mr. Hollin serves on boards and committees of several local organizations, including the Delaware Valley Chapter of the Cystic Fibrosis

Foundation, the Chester County Industrial and Investment Council, and is solicitor for and a member of the executive committee of South Eastern Economic Development Company of Pennsylvania, a non-profit SBA certified development company. Mr. Hollin has served as a director of the Corporation since 2004. The Board believes that Mr. Hollin's legal background, combined with his knowledge of the real estate industry, gives him the qualifications and skills to serve as a Meridian Corporation director.

        Anthony M. Imbesi (Age 45)—Mr. Imbesi is Vice President of Patriarch Management, a private real estate investment firm which owns, manages, and develops commercial real estate. He also is a member of the Drexel Lebow School Finance Advisory Council. In addition, Mr. Imbesi is a trustee for the Patriarch Family Foundation, which supports education, health, and well-being in the Delaware Valley. Mr. Imbesi is a graduate of Villanova University and received his MBA from Drexel University. Mr. Imbesi has served as a director of the Corporation since 2005. The Board believes that Mr. Imbesi's business experience and his knowledge of the real estate development industry, along with his years of service as a director provides him the qualifications and skills to serve as a Meridian Corporation director.

        Kenneth H. Slack (Age 76)—Mr. Slack is a recently retired partner of Stephano Slack LLC, a public accounting firm that provides both local and international clients with financial reporting, tax and business advisory services. Mr. Slack has been in public accounting in the West Chester area for more than 30 years. Prior to that, he worked many years in the manufacturing and distribution industries as a senior financial executive in Pennsylvania and Florida. Mr. Slack currently serves on several local boards including the Chester County Hospital and The Foundation Board of the Chester County Chamber of Business & Industry, and previously on the Delaware County Attorney—CPA Forum, Camp Cadet of Chester County, and the United Way of Chester County, where he was a past Treasurer. He is a member of the AICPA, PICPA and FICPA. Mr. Slack has served as a director of the Corporation since 2004. The Board believes that Mr. Slack's expertise in financial matters and industry knowledge, along with his years of service as a director of the Corporation, provides the qualifications and skills for him to serve as a Meridian Corporation director.

EXECUTIVE OFFICERS

        The following list sets forth the names of the non-director executive officers of the Corporation, and other significant employees of the Corporation, their respective ages, positions held, recent business experience with the Corporation, and the period they have served in their respective capacities.

        Joseph L. Cafarchio (Age 62)—Mr. Cafarchio is the Executive Vice President and Chief Credit Officer of the Corporation, a position he has held since January 2017. Mr. Cafarchio is responsible for all aspects of credit underwriting and administration. Prior to joining the Corporation, he spent four years at the Federal Reserve Bank of Philadelphia and has 35 years' experience in commercial lending in the Philadelphia area. He graduated cum laude from the University of Pennsylvania in 1983 with a Bachelor of Business Administration. He is a former board member of the West Chester Area YMCA and was Charter President of the Exton Exchange Club. Mr. Cafarchio also plays the saxophone in several local bands which volunteer for various charities and music fundraisers.

        Charles D. Kochka (Age 62)—Mr. Kochka is the Executive Vice President and Chief Lending Officer of the Corporation. Mr. Kochka is responsible for all commercial and consumer lending in the Corporation. Mr. Kochka started at Meridian Corporation in 2010 and has more than 38 years' experience in commercial lending in the Delaware Valley. He graduated from Bucknell University in 1978 with a Bachelor of Arts degree in Economics. He currently volunteers for Seedcopa, where he sits on the Executive Committee and Loan Review Committee, and for the United Way of Chester County, where he is a Director and past Board Chair. He has also the former Board Chair of the West Chester YMCA.

        Randy J. McGarry (Age 51)—Mr. McGarry is the Chief Information Officer of the Corporation, responsible for executing technology and operational solutions aligned with corporate strategy. Prior to joining Meridian, Mr. McGarry was Managing Director at Automated Financial Systems in Exton, PA. Mr. McGarry has over 25 years of banking experience with expertise in IT strategy, technology architecture, network infrastructure, core system conversions and merger & acquisitions. Prior to Automated Financial Systems, Mr. McGarry served as an executive for Fox Chase Bank and Harleysville National Corporation and spent numerous years as the Chief Information Officer and Chief Operations Officer at Republic First Bancorp where he began his career in banking. Throughout his career, Mr. McGarry has led technology & operation teams to increase efficiencies, maximize resources and improve the customer experience. Mr. McGarry holds a Wharton Leadership Certificate from the ABA Stonier Graduate School of Banking, an MBA in Management Information Systems from Drexel University and a BS in Finance from Pennsylvania State University. Mr. McGarry is a member of the Greater Philadelphia Senior Executive Group and the Society for Information Management.

CORPORATE GOVERNANCE

        Our Board of Directors believes that the purpose of corporate governance is to promote maximizing shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

        The structure of the Corporation's Board leadership consists of a non-independent Chairman and Chief Executive Officer, Christopher Annas, the Board's Lead Independent Director, Robert T. Holland, and a majority of independent non-employee directors. The independent directors of the Board meet separately in Executive Session after each regularly scheduled Board of Directors meeting without management present. Additionally, the Corporation has an active committee structure in which members of the Board of Directors attend and actively participate in the following committees: Loan Committee, Audit Committee, Compensation Committee, and Risk Management Committee. The active participation in these committees in addition to the monthly Board of Directors' meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of the Corporation and its shareholders.

DIRECTOR INDEPENDENCE

        The Corporation's Lead Independent Director is appointed for a term of two years and, in consultation with the other independent directors, is responsible for:

  •
  providing the Chairman with input regarding the agendas and materials for the Board meetings;

  •
  meeting with the Chairman and independent directors as appropriate;

  •
  chairing all Board meetings at which the Chairman is not present, including executive sessions of the independent directors;

  •
  calling meetings of the independent directors as appropriate;

  •
  serving as an unofficial member of all Board committees of which he is not a member; and

  •
  performing such other duties that the Board may from time to time delegate.

        Currently, our Board of Directors has 8 members. Under the rules adopted by the Securities and Exchange Commission (SEC) and Nasdaq Stock Market for independence, Robert M. Casciato, George C. Collier, Robert T. Holland, Edward J. Hollin, Anthony M. Imbesi and Kenneth H. Slack meet the standards for independence. These directors represent more than a majority of our Board of Directors.

        Our Board of Directors determined that the following directors were not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: Christopher J. Annas, Chairman, President and Chief Executive Officer of the Corporation, and Denise Lindsay, Executive Vice President and Chief Financial Officer of the Corporation.

        Our Board of Directors has determined that a lending relationship resulting from a loan made by the Corporation to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Corporation a deposit, savings or similar account by a director or any of the director's affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.

MEETINGS OF THE BOARD AND ITS COMMITTEES

        Loan Committee.    The members of the Loan Committee are: Christopher Annas, Joseph Cafarchio, Robert Casciato, Robert Holland, Edward Hollin, and Kenneth Slack. Mr. Casciato is Chair of the committee. During 2018, the committee met twelve times.

        Risk Management Committee.    The Risk Management Committee is comprised of Christopher Annas, Denise Lindsay and Joseph Cafarchio, as well as all of the independent directors. Ms. Lindsay is Chair of the committee. During 2018, the committee met four times. The Risk Management Committee is responsible for overseeing our enterprise-risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk-related factors.

        Compensation Committee.    The members of the Compensation Committee are: George Collier, Robert Holland and Kenneth H. Slack. Mr. Slack is Chair of the committee. During 2018, the committee met eight times. The Compensation Committee is responsible for discharging the Board's responsibilities relating to compensation of our executive officers and directors. Among other things, it is the responsibility of the Compensation Committee to: evaluate human resources and compensation strategies; review and approve objectives relevant to executive officer compensation; evaluate performance and determine the compensation of the Chief Executive Officer in accordance with those objectives; approve any changes to non-equity-based benefit plans involving a material financial commitment; recommend to the Board of Directors compensation for directors; prepare the Compensation Committee report required by SEC rules to be included in our annual report; and evaluate performance in relation to the Compensation Committee charter.

        The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter is available on our website at www.meridianbanker.com. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of Nasdaq for compensation committees.

        Audit Committee.    The members of the Audit Committee are: Robert Holland, Anthony Imbesi and Kenneth Slack. Mr. Slack is Chair of the committee. During 2018 the committee met 15 times. For more information about the Audit Committee, see "AUDIT COMMITTEE" below.

        Governance and Nominating Committee.    The Governance and Nominating Committee is comprised of all of the independent directors of the Board as it is the intention that this committee, as a whole, will be responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. Shareholders desiring to submit a candidate for consideration as a nominee of the Board must submit the same information with regard to the candidate as required to be included in the Corporation's proxy statement with respect to nominees of the Board in addition to any information required by the Corporation's bylaws. Shareholder recommendations should be submitted in writing to Corporate Secretary, Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355, on or before February 15th of the year in which the shareholder desires the candidate to be considered as a nominee. Although the Board at this time does not utilize any specific written qualifications, guidelines, or policies in connection with the selection of director nominees, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the Corporation's business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation. In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate's skills and experience are complementary to the skills and experience of other board members. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors. The Governance & Nominating Committee is comprised of members who satisfy the applicable independence requirements of Nasdaq.

        During 2018, the full Board met 13 times.

        All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has served as a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

        The Corporation has no specific policy requiring directors to attend the Annual Meeting; however, director attendance is strongly encouraged. All current members of the Board of Directors were present at the 2018 Annual Meeting of Shareholders. It is anticipated that all current members of the Board of Directors will attend the 2019 Annual Meeting.

AUDIT COMMITTEE

        The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management. The functions performed by the Audit Committee include the responsibilities to: annually review the audit committee charter and the committee's performance; appoint, evaluate and determine the compensation of our independent auditors; review and approve the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues; prepare the audit committee report for inclusion in our proxy statement for our Annual Meeting; review disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information; assist the board of directors in monitoring our compliance with applicable legal and regulatory requirements; oversee investigations into complaints concerning financial matters, if any; and review other risks that may have a significant impact on our financial statements.

        All members of the Audit Committee satisfy the applicable independence, financial literacy and other requirements of Nasdaq for audit committees. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from the Corporation. Applying these standards, the Board of Directors has determined that all the directors on the Audit Committee are independent.

        The Board of Directors has determined that Mr. Slack meets the requirements adopted by the Nasdaq Stock Market for qualification as an "audit committee financial expert." Mr. Slack has past employment experience providing him with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

        The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.meridianbanker.com.

Audit Committee Report to Board of Directors

        The Audit Committee has discussed and reviewed the Corporation's audited consolidated financial statements for 2018 with management and KPMG LLP, the Corporation's independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control. KPMG LLP is responsible for expressing an opinion about whether the Corporation's consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles and obtaining an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

        In discharging its responsibilities, the Audit Committee's review of the Corporation's consolidated financial statements for 2018 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such consolidated financial statements with management and KPMG LLP, as required by PCAOB Auditing Standard No. 1301, Communication with Audit Committees (as modified or supplemented).

        The Audit Committee has considered the compatibility of non-audit services provided by KPMG LLP with the maintenance of the Corporation's registered public accounting firm's independence. KPMG LLP has provided written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its firm's communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and KPMG LLP.

        The Committee discussed with the Corporation's internal auditors and KPMG LLP the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their understanding of the Corporation's internal controls and the overall quality of the Corporation's financial reporting process.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE
Kenneth H. Slack, Chairman Robert T. Holland Anthony M. Imbesi

 EXECUTIVE COMPENSATION

        The Corporation's executive compensation program includes compensation and benefit components typical of programs among comparable banking and financial services companies in our local and regional marketplace.

  General Information about Compensation and Our Basic Compensation Philosophy

        The Corporation's compensation philosophy is to provide competitive and reasonable compensation to directors and executive officers that compares favorably to other financial institutions of our size in the marketplace. Management and the Board believe that the overall performance of the Corporation is intrinsically tied to hiring and maintaining experienced talent in its workforce. To support this philosophy, the Corporation maintains competitive compensation packages that consist of salary, incentives and long-term stock awards and grants.

        Set forth below is a description of our compensation program for the named executive officers and an explanation and analysis of the material elements of their compensation.

  The Role of Our Compensation Committee

        The Compensation Committee meets periodically during the course of the year. The Committee establishes and reviews compensation and benefit programs for the chief executive officer (CEO). The Committee strives to use programs that attract, retain, and compensate the CEO for short and long-term profitability and growth. The Committee reviews the annual compensation of the CEO. Compensation for the other named executive officers is established by the CEO in a similar manner.

  Compensation Components and How They Are Set

        The key components of our compensation program are base salary, discretionary incentive awards and long-term incentives. In addition to those key components, we also provide additional components of compensation. The nature of each of these benefits and our goals and reasons in granting them are discussed further below.

        In determining our CEO's compensation levels with respect to all of these components, the Committee uses its judgment and considers qualitative and quantitative factors. In setting levels of each component, the Committee considers factors such as: relevant industry compensation practices; the importance of the executive's position to the Corporation compared to other executive positions; and the competitiveness of the compensation the Corporation pays the executive in comparison to other financial institutions in its peer group.

  Key Compensation Components

  Base Salary

        The Corporation establishes base salaries for executive officers according to the scope of their responsibilities. It also considers compensation paid by its competitors for similar positions. For the Chief Executive Officer, the Committee considers the executive's performance, the executive's experience, and the Corporation's financial performance. The Committee also considers the economic conditions and other external events affecting operations and compares compensation practices with those of the Corporation's competitors.

  Discretionary Incentive Awards

        Meridian provides discretionary bonuses to our executives and other employees to support and promote the pursuit of our organizational objectives and financial goals. The bonus amounts vary year-to-year based on the level and role, the contribution of the executive during the year as well as both individual and Bank performance, and recommendations are presented and approved by the Compensation Committee. For 2018, the Compensation Committee primarily considered the Corporation's performance during 2018 in determining the CEO's discretionary bonus, including, but not limited to loan growth (20%), asset growth (16%), net income and EPS increasing over 150%, return on equity (7.77%), as well as improved core funding and strong loan quality in general. The CEO determines the discretionary bonus awards for each named executive officer other than the CEO and considered similar factors as discussed in the previous sentence.

  Long-Term Incentive Program

        The final major component of the executive compensation program is long-term incentive compensation such as stock options, restricted stock awards and retirement plans. We believe that a significant portion of executive compensation should be based on value created for our shareholders. We expect that long-term incentives will offer executives the possibility of future value depending on the long-term price appreciation of our common stock and the executives' continuing service with us. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards.

EQUITY INCENTIVE PLAN

        The Corporation maintains the 2016 Equity Incentive Plan (the "EIP") that is administered by the Compensation Committee. Under the EIP, the Committee may grant incentive stock options, nonqualified stock options, restricted stock and restricted stock units. Within the limits of the EIP, the Committee has the authority to determine the employees or non-employee directors to whom equity awards are granted; the time or times at which an award is granted; and the amount and form of any such award grant. In making their determinations, the Committee may take into account the nature of the services rendered by the employee or non-employee director, their present and potential contributions to the Corporation's success and other factors that the Committee deems relevant.

SUPPLEMENTAL EXECUTIVE RETIREMENT DEFERRED COMPENSATION PLAN

        The Corporation also maintains a Supplemental Executive Retirement Plan (the "SERP") for its senior officers, including the named executive officers. The SERP is a nonqualified deferred compensation arrangement, which is intended to provide additional benefits and deferral opportunities to participants. Eligible employees may defer portions of their compensation with the maximum amount up to 25% of the participant's salary and 100% of the participant's bonus or performance-based cash compensation. In addition, the SERP also permits the Corporation to make annual supplemental contributions or discretionary contributions to all or some of the eligible participants. On an annual basis our management determines the crediting rate for amounts contributed to the SERP.

RETIREMENT PLAN—401(K)

        The Corporation maintains a tax-qualified 401(k) Plan. All employees are eligible to participate after they have attained the age of 21 and have also completed three consecutive months of employment with the Corporation. The employees may contribute up to the maximum percentage of their compensation allowable by law to the Plan. The Corporation may make a discretionary matching contribution. An employee is immediately fully vested in his or her own contributions. Vesting of employer discretionary matching contributions occurs in equal amounts each year over a six-year period.

 EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

        The Corporation maintains an Employee Stock Ownership Plan. All employees are eligible to participate after they have attained the age of 21 and have also completed three consecutive months of employment with the Corporation. Participants are neither permitted nor required to make contributions to the Plan. The Corporation matches contributions of cash or shares of Bank common stock, or both, to the Plan to participants who participate in the Meridian 401(k) Plan and are eligible to receive a matching contribution. Additional cash or shares of Bank common stock may also be contributed to all eligible employees in such amount as may be determined by the Board of Directors in its discretion. Contributions are 100% vested after three years of service. There is no partial vesting.

INSURANCE

        All eligible full time employees of the Corporation are covered as a group by basic hospitalization, major medical, dental, long-term disability, term life and a prescription drug plan. The Corporation pays the total cost of long-term disability and term life insurance. For major medical, dental, and the prescription drug plan, cost sharing and a co-payment are required.

EXECUTIVE INCENTIVE, EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

        The Corporation has entered into a written employment agreement with Mr. Annas. The term of Mr. Annas' employment agreement is for a three (3) year period. At the end of that term, the agreement automatically renews for a three-year term unless either Mr. Annas or the Corporation notifies the other of their intent not to renew the agreement. The employment agreement provides that Mr. Annas will be paid an annual salary of $425,000 which may be reviewed and increased by the compensation committee. In addition, the employment agreement provides that Mr. Annas is also eligible to receive performance (cash) bonuses and equity awards and will participate in the benefit programs that are provided to our employees and other executives as well as the Supplemental Executive Retirement Plan (discussed above).

        Mr. Annas may terminate his employment at any time upon 90 days' written notice to the Corporation. The Corporation may terminate Mr. Annas' employment for Cause, as defined, at any time. If Mr. Annas terminates for Good Reason (for example, a material diminution in his responsibilities or a reduction in his base salary, or a requirement to relocate his office outside the five (5) county area of Bucks, Montgomery, Chester, Delaware or Philadelphia) or is terminated by the Corporation without Cause, before or after change in control, he is entitled to receive a lump sum equal to 300% of his base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. In the event of a change in control, payments to Mr. Annas will be reduced such that no portion of the payments will not be deductible under Code Section 280G. Under the employment agreement, Mr. Annas is subject to noncompetition and nonsolicitation provisions that apply during the term of the employment agreement and for a period of one year following termination of employment.

        The Corporation has entered into a written employment agreement with Ms. Lindsay. The term of Ms. Lindsay's employment agreement is for a two (2) year period ending on June 30, 2020. At the end of that term, the agreement automatically renews for successive two-year periods unless either Ms. Lindsay or the Corporation notifies the other of their intent not to renew the agreement. The employment agreement provides that Ms. Lindsay will be paid an annual salary of $225,000 with any increase constituting an amendment to her employment agreement. In addition, the employment agreement provides that Ms. Lindsay is also eligible to receive performance (cash) bonuses and equity awards and will participate in the benefit programs that are provided to our employees and other executives as well as the Supplemental Executive Retirement Plan (discussed above).

        Ms. Lindsay may terminate her employment at any time upon 90 days' written notice to the Corporation. The Corporation may terminate Ms. Lindsay's employment for Cause, as defined, at any time. If Ms. Lindsay terminates for Good Reason or is terminated by the Corporation without Cause, before or after change in control, she is entitled to receive a lump sum equal to 200% of her base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. Under the employment agreement, Ms. Lindsay is subject to noncompetition and nonsolicitation provisions that apply during the term of the employment agreement and for a period of up to one year following termination of employment.

        On July 23, 2018 the Corporation entered into change of control and non-competition agreements (each, a "CIC Agreement") with each of Joseph Cafarchio, the Corporation's Chief Credit Officer and EVP, and Charlie Kochka, the Corporation's Chief Lending Officer and EVP. The CIC Agreement provides that, if such executive's employment with the Corporation or its successor is terminated (i) by the Corporation or its successor without cause (as defined in the CIC Agreement), excluding terminations due to such executive's death or disability (as defined under the Corporation's long-term disability plan covering employees (or, if no such plan is in place, then as determined by a physician agreement to both the Corporation and such executive or, if applicable, such executive's legally authorized representative), (ii) by the Corporation or its successor as a condition to the consummation of (or entry into, provided the transaction is consummated) the change in control (as defined in the CIC Agreement) transaction, or (iii) by such executive for "good reason" during the twenty-four (24) month period following the date that the change in control occurs, such executive shall be entitled to receive a lump sum equal to 100% of their base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. Under the CIC Agreement, each is subject to noncompetition and nonsolicitation provisions for a period of up to one year following termination of employment.

 MANAGEMENT COMPENSATION

        The following table sets forth the compensation that the Corporation paid the named executive officers for the fiscal year ended December 31, 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation	Total
Christopher Annas—Chairman,	2018	$431,904	$149,000	$32,775	$148,269	$761,948
President and CEO of the	2017	$425,000	$140,000	$13,919	$123,384	$702,613
Corporation
Denise Lindsay—Chief Financial	2018	$235,997	$60,000	$16,388	$55,388	$367,773
Officer and EVP of the	2017	$220,000	$55,000	$6,959	$52,453	$334,422
Corporation
Joseph Cafarchio—Chief Credit	2018	$200,473	$35,000	$10,925	$42,271	$288,669
Officer and EVP of the	2017	$190,550	$20,000	$3,245	$42,191	$255,986
Corporation
Charlie Kochka—Chief Lending	2018	$186,683	$35,000	$10,925	$46,223	$278,831
Officer and EVP of the	2017	$175,000	$20,000	$3,245	$46,833	$245,078
Corporation
Randy McGarry—Chief Information	2018	$49,615	$4,000	$5,950	$1,359	$60,924
Officer and SVP of the
Corporation(2)

(1)
We calculated these amounts using the provisions of ASC Topic 718. Amounts represent the aggregate grant date fair value of the applicable awards in the respective years noted above. See the "Stock-Based Compensation" Note to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2018, for the assumptions made in calculating these amounts.

(2)
Amounts reflect the compensation earned by Mr. McGarry from date of hire, October 1, 2018 through December 31, 2018.

        The following table sets forth for each of the Corporation's named executive officers information relating to payments that the Corporation made that are reflected in this column.

2018 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites & Other Personal Benefits(1) ($)	Insurance Premiums ($)	Company 401(k)/ESOP/ SERP Contributions ($)	Total ($)
Christopher Annas	2018	39,309	17,192	91,768	148,269
	2017	29,947	14,972	78,465	123,384
Denise Lindsay	2018	7,200	18,733	29,455	55,388
	2017	3,600	20,905	27,948	52,453
Joseph Cafarchio	2018	—	16,662	25,609	42,271
	2017	—	17,887	24,304	42,191
Charles Kochka	2018	—	19,496	26,727	46,223
	2017	—	21,551	25,282	46,833
Randy McGarry	2018	—	1,359	—	1,359

(1)
Includes country club benefits for Christopher Annas of $19,809 and $15,848 for 2018 and 2017, respectively.

        The following table sets forth information on outstanding options and stock awards held by the named executive officers at December 31, 2018, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date
Christopher Annas	21,000	—	$12.38	7/31/24
	7,875	—	$14.29	9/30/25
	15,750	5,250 (a)	$15.24	6/15/26
	5,000	5,000 (b)	$19.00	7/27/27
	3,750	11,250 (c)	$17.80	5/24/28
Denise Lindsay	7,717	—	$11.79	4/1/23
	5,906	1,969 (a)	$15.24	6/15/26
	2,500	2,500 (b)	$19.00	7/27/27
	1,875	5,625 (c)	$17.80	5/24/28
Joseph Cafarchio	4,410	—	$11.79	4/1/23
	1,575	525 (d)	$15.24	3/4/26
	1,000	1,000 (e)	$19.00	5/8/27
	1,250	3,750 (c)	$17.80	5/24/28
Charles Kochka	2,756	—	$11.79	4/1/23
	787	263 (d)	$15.24	3/4/26
	1,000	1,000 (e)	$19.00	5/8/27
	1,250	3,750 (c)	$17.80	5/24/28
Randy McGarry	1,000	3,000 (f)	$17.20	10/1/28

(1)
The stock options reported in the column titled "Number of Securities Underlying Unexercised Options Unexercisable" vest and become exercisable on: (a) 6/15/19; (b) 7/27/20; (c) 5/24/21; (d) 3/4/19; (e) 5/8/20; and (f) 10/1/21.

 DIRECTOR COMPENSATION

        The Corporation compensates its non-employee directors for their service on our Board. Directors who are employed by Meridian are not paid additional compensation for board or committee service. The Board establishes the compensation of the Corporation's non-employee directors. Information relating to the compensation of Meridian's directors during 2018 is set forth below.

DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash	Total
Robert M. Casciato	$28,000	$28,000
George C. Collier	$21,250	$21,250
Robert T. Holland	$51,250	$51,250
Edward J. Hollin	$25,000	$25,000
Anthony M. Imbesi	$25,000	$25,000
Kenneth H. Slack	$45,000	$45,000

        In addition to cash fees, non-employee directors were also eligible to receive compensation in the form of stock options under the Corporation's 2016 Equity Incentive Plan. No options were granted to outside directors in 2018. Directors receive periodic fees based on the following schedule:

Quarterly Fees:	Total
Retainer (all members)	$4,000
Lead Independent Director	$3,000
Audit Committee Chair	$3,000
Loan Committee Chair	$3,000
Compensation Committee Chair	$2,000
Per-Meeting Attendance Fees (non-chair):	$750

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Corporation makes loans to executive officers and directors of the Corporation in the ordinary course of its business. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Corporation from making loans to executive officers and directors of the Corporation or the Corporation at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Corporation. The Corporation's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, at December 31, 2018, was $3.5 million. In addition, the Corporation paid legal fees of $32 thousand to the law firm of which Mr. Hollin is a shareholder in 2018.

CODE OF ETHICS

        The Corporation has adopted an Ethics/Conflicts of Interest Policy for its directors, officers, employees, contractors, consultants, agents and any other persons who represent Meridian Corporation in the course of business. It is intended to promote honest and ethical conduct, full, fair and accurate reporting and compliance with laws, among other matters. A copy of the Ethics/Conflicts of Interest Policy is available on our website at www.meridianbanker.com.

 PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019

        A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of KPMG LLP as the Corporation's independent registered public accounting firm for the 2019 fiscal year. KPMG LLP served as the Corporation's independent registered public accounting firm in 2018.

        The Corporation's Audit Committee has adopted a policy requiring that, before the Corporation's independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Corporation's Audit Committee.

        In the event the selection of KPMG LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

        Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the meeting.

        The following table sets forth KPMG LLP's engagement fees for the fiscal years ended December 31, 2018 and 2017:

	2018	2017
Audit fees(1)	$298,000	$525,000
Audit-Related fees	35,000	32,500

Audit and audit-related fees	333,000	557,500
Tax fees(2)	59,190	37,000
All other fees	1,780	—

Total fees	$393,970	$594,500

(1)
Includes professional services rendered for the audit of the Corporation's annual consolidated financial statements, comfort letters, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits and statutory and regulatory audits, including out-of-pocket expenses. During the fiscal year ending December 31, 2017, KPMG LLP performed audit services related to our initial public offering.

(2)
Includes fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.

        Unless authority to vote for the ratification of the appointment of the Corporation's independent registered public accounting firm is withheld, it is intended that the shares represented by the enclosed Proxy will be voted "FOR" the ratification of the appointment of the independent registered public accounting firm.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than 10% of the Corporation's common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% holders are required to furnish the Corporation with copies of all Section 16(a) forms they file. To the Board of Directors' knowledge, based solely on review of the copies of such reports furnished to the Corporation during the fiscal year ended December 31, 2018, no director, officer or beneficial owner of more than 10% of the Corporation's common stock failed to file on a timely basis any report required by Section 16(a) of the Exchange Act.

OTHER MATTERS

        At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the 2019 Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. If there are not sufficient votes for approval of any of the matters to be acted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.

        Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

MISCELLANEOUS

        A copy of our 2018 audited consolidated financial statements is included in our Form 10-K and which has been filed with the SEC. These audited consolidated financial statements are not incorporated into this proxy statement and are not considered proxy solicitation material.

        Some banks, brokers and other nominee record holders may be participating in the practice of "house-holding" proxy statements and annual reports. This means that only one copy of the Corporation's proxy statement may have been sent to multiple shareholders in your household. The Corporation will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355, telephone (484) 568-5000. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 am, (Eastern Time), on May 23, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/MRBK or delete QR code and control # scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MRBK Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect three (3) directors as “Class B” of the Board, to serve until 2022: 01 - Robert T. Holland 02 - Denise Lindsay 03 - George C. Collier Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 5 6 9 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031J8C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 2019 Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Meridian Corporation Shareholders Thursday, May 23, 2019 at 10:00 AM Eastern Time Meridian Bank - Corporate Headquarters 9 Old Lincoln Highway, Malvern, PA 19355 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/MRBK q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2019 Joseph L. Cafarchio and Edward J. Carpoletti, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Meridian Corporation to be held on May 23, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items MERIDIAN CORPORATION Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MRBK

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect three (3) directors as “Class B” of the Board, to serve until 2022: 01 - Robert T. Holland 02 - Denise Lindsay 03 - George C. Collier Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 1 5 6 9 8 031J9C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 2019 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/MRBK q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2019 Joseph L. Cafarchio and Edward J. Carpoletti, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Meridian Corporation to be held on May 23, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) MERIDIAN CORPORATION

QuickLinks

NOTICE OF ANNUAL MEETING To Be Held on May 23, 2019
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " THE ELECTION OF THE THREE NOMINEES NAMED BELOW
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
MEETINGS OF THE BOARD AND ITS COMMITTEES
AUDIT COMMITTEE
EXECUTIVE COMPENSATION
EQUITY INCENTIVE PLAN
SUPPLEMENTAL EXECUTIVE RETIREMENT DEFERRED COMPENSATION PLAN
RETIREMENT PLAN—401(K)
EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
INSURANCE
EXECUTIVE INCENTIVE, EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
MANAGEMENT COMPENSATION
SUMMARY COMPENSATION TABLE
2018 ALL OTHER COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CODE OF ETHICS
PROPOSAL 2 PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
MISCELLANEOUS